October 19, 2012

Independent Bank Corp.
288 Union Street
Rockland, Massachusetts 02370
Attention: Robert D. Cozzone, Senior Vice President & Treasurer

Re: $20,000,000 Committed Line of Credit

Dear Mr. Cozzone:

We are pleased to inform you that PNC Bank, National Association (the "Bank"), has approved your request for a committed line of credit to Independent Bank Corp. (the "Borrower"). We look forward to this opportunity to help you meet the financing needs of your business. All the details regarding your line of credit are outlined in the following sections of this letter.

1. Facility and Use of Proceeds. This is a committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this letter, will make advances to the Borrower from time to time until the Expiration Date, in an amount in the aggregate at any time outstanding not to exceed $20,000,000 (the "Line of Credit" or the "Loan"). The "Expiration Date" means October 18, 2013, or such later date as may be designated by the Bank by written notice to the Borrower. The Borrower may elect at its option by providing the Bank with irrevocable written notice at least five (5) days (but no more than thirty (30) days) prior to the Expiration Date of the Borrower's intent to convert the outstanding principal amount outstanding under the Line of Credit as of the Expiration Date into a term loan; provided, that (a) the maximum principal amount of outstanding advances under the Line of Credit which the Borrower may convert into a term loan shall not exceed $10,000,000 and (b) such term loan shall (i) constitute a "Loan" hereunder and shall be evidenced by the Note (as defined below), (ii) be for a term of one year commencing no later than October 18, 2013 (such date that the principal amount of advances under the Letter of Credit is converted into a term loan is referred to as the "Conversion Date"), (iii) mature on October 18,2014 and (iv) be repaid in equal monthly installments (based on a one (1) year straight line amortization), together with interest, as set forth in the Note. Advances under the Line of Credit will be used for general corporate and ongoing working capital purposes of the Borrower and to fund the SBLF Redemption Loan (as defined below).

2. Note. The obligation of the Borrower to repay advances under the Line of Credit (including, any advances which the Borrower elects to convert to a one (I) year straight line amortizing term loan) shall be evidenced by a promissory note (the "Note") in form and content satisfactory to the Bank.

This letter (the "Letter Agreement"), the Note and the other agreements and documents executed and/or delivered pursuant hereto, as each may be amended, modified, extended or renewed from time to time, will constitute the "Loan Documents." Capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Documents.

The Loan will be cross-collateralized and cross-defaulted with all other present and future obligations of the Borrower to the Bank.

3. Interest Rate. Interest on the unpaid balance of the Line of Credit advances will be charged at the rates, and be payable on the dates and times, set forth in the Note.

4. Repayment: Prepayment and Reduction of Line of Credit. Subject to the terms and conditions of this Letter Agreement, the Borrower may borrow, repay and reborrow under the Line of Credit until the Expiration Date, on which date the outstanding principal balance and any accrued but unpaid interest shall be due and payable. Interest will be due and payable as set forth in the Note, and will be computed on the basis of a year of 360 days and paid on the actual number of days that principal is outstanding.

The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loan, as a whole or in part, at any time without penalty or premium; provided, that any full or partial prepayment of any Loans bearing interest at LIBOR made on a day other than the last day of the LIBOR Interest Period relating thereto shall be subject to the payment of additional costs described in Section 7 and Section 8 of the Note and shall be accompanied by the payment of accrued interest on the principal amount prepaid to the date of prepayment.

The Borrower shall have the right, at its election, to terminate in whole or reduce in part the unused portion of the Line of Credit, at any time; provided, that each partial reduction shall be in minimum amounts of $1,000,000 or a multiple integral thereof.

5. Covenants. Unless compliance is waived in writing by the Bank, until payment in full of the
Loan and termination of the commitment for the Line of Credit:

(a) The Borrower will promptly submit to the Bank such information as the Bank may reasonably request relating to the Borrower's affairs (including but not limited to Financial Statements (as hereinafter defined)) and/or any security for the Loan.

(b) The Borrower will not make or permit any change in (i) its name, (ii) its form of organization or (iii) the nature of its business as carried on as of the date of this Letter Agreement.

(c) The Borrower will provide prompt written notice to the Bank of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or any event, act or condition which, with the passage of time or the giving of notice,.or both, would constitute an Event of Default, (ii) any material litigation filed by or against the Borrower, or a material investigation of, or material restrictions imposed on, the Borrower by any governmental authority, (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in the Employee Retirement Income Security Act of 1974, as amended from time to time, "ERISA") or (iv) any event which might result in a material adverse change in the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower.

(d) The Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts, as is customary for established companies engaged in the same or similar business and similarly situated; and shall, upon the reasonable request of the Bank provide the Bank with evidence of such insurance.

(e) The Borrower will maintain books and records in accordance with GAAP and give representatives of the Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements and returns which the Borrower may make to or file with any federal, state or local governmental department, bureau or agency.

(f) The Borrower will comply in all material respects with all laws applicable to the Borrower and to the operation of its business (including without limitation any statute, ordinance, rule or regulation relating to employment practices, pension benefits or environmental, occupational and health standards and controls).

(g) The Borrower and each Financial Institution Subsidiary (as defined herein) will comply with the financial and other covenants included in Exhibit A hereto.

6. Representations and Warranties. To induce the Bank to extend the Loan and upon the making of each advance to the Borrower under the Line of Credit, the Borrower represents and warrants as follows:

(a) The Borrower has delivered or caused to be delivered to the Bank its most recent balance sheet, income statement and statement of cash flows (as applicable, the "Historical Financial Statements"). The Historical Financial Statements are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower's operations for the period specified therein. The Historical Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied from period to period, subject in the case of interim statements to normal year-end adjustments and to any comments and notes acceptable to the Bank in its sole discretion.

(b) Since the date of the most recent Financial Statements (as hereinafter defmed), the Borrower has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operation.

(c) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, which could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations and there is no basis known to the Borrower for any action, suit, proceeding or investigation which could result in such a material adverse change, other than as listed on Exhibit B hereto.

(d) The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon the Borrower or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefore.

(e) The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.

(f) The Borrower has full power and authority to enter into the transactions provided for in this Letter Agreement and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by the Borrower, this Letter Agreement and the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

(g) There does not exist any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon the Borrower by any law or by any governmental authority, court or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation or Event of Default.

(h) The Borrower has good and marketable title to the assets reflected on the most recent Financial Statements, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable, (ii) assets disposed of by the Borrower in the ordinary course of business since the date of the most recent Financial Statements, and (iii) those liens or encumbrances, if any, specified on Exhibit B hereto.

(i) Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of ERISA, including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

(j)    The Borrower is in compliance, in all material respects, with all Environmental Laws

(as hereinafter defined), including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on Exhibit B, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower's knowledge, threatened against the Borrower, any real property which the Borrower holds or has held an interest or any past or present operation of the Borrower. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower's knowledge has occurred, on, under or to any real property in which the Borrower holds or has held any interest or performs or has performed any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and "Environmental Laws" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment

(k) No part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

(l) As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower's assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they become due, and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

(m) None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now foresee, might materially adversely affect the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

7. Fee. On the date of the Note, the Borrower shall pay to the Bank a fee of $30,000. Such fee shall be deemed fully earned as of the date of the Note and shall be non-refundable in whole or in part.

8. Expenses. The Borrower agrees to reimburse the Bank, upon execution of this Letter Agreement and otherwise on demand, for the Bank's out-of-pocket expenses incurred or to be incurred at any time in conducting UCC, title and other public record searches, and in filing and recording documents in the public records to perfect the Bank's liens and security interests. The Borrower shall also reimburse the Bank for the Bank's expenses (including the reasonable fees and expenses of the Bank's outside and in-house counsel) in documenting and closing this transaction, in connection with any amendments, modifications or renewals of the Loan, and in connection with the collection of all of the Borrower's obligations to the Bank, including but not limited to enforcement actions relating to the Loan, whether through judicial proceedings or otherwise.

9. Conditions.

(a)     Conditions to Initial Advance. The Bank's obligation to make the initial advance under the Loan is subject to the conditions that as of the date of such initial advance:

(i) All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower of this Letter Agreement and the other Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Bank shall have been provided to the Bank;

(ii) The Bank shall have received copies, certified by a duly authorized officer of the Borrower to be true and complete, of the certificate or articles of incorporation and by laws of the Borrower;

(iii) The Bank shall have received from the Borrower an incumbency certificate signed by a duly authorized officer of the Borrower, and giving the name and bearing the specimen signature of each individual who shall be authorized, in the name and on behalf of the Borrower (x) to sign each of the Loan Documents, (y) to make requests for advances and (z) to give notices and to take other action on its behalf under the Loan Documents;

(iv)     The Bank shall have received from the Borrower verification of the
Borrower's good standing in the Commonwealth of Massachusetts;

(v) The Bank shall have received a duly executed certificate of the chief financial officer or treasurer of the Borrower certifying that, after giving effect to the transactions contemplated by the Loan Documents, (x) the aggregate value of the Borrower's assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (y) the Borrower will have sufficient cash flow to enable it to pay its debts as they become due, and (z) the Borrower will not have unreasonably small capital for the business in which it is engaged;

(vi) The Bank shall have received a certificate of an authorized officer of the Borrower certifying that the conditions set forth in Section 9(b)(i) and (ii) hereof have been satisfied;

(vii) The Borrower shall execute and deliver to the Bank, the Note, this Agreement, each other required Loan Document and such other instruments and documents as the Bank may reasonably request, such as certified resolutions, incumbency certificates or other evidence of authority, each of which shall be in full force and effect and in form and substance satisfactory to the Bank;

(viii) The Borrower shall have paid to the Bank all fees and expenses required to be paid hereunder or under any of the other Loan Documents;

(ix) The Bank shall be reasonably satisfied as to the amount and nature of all tax, ERISA, employee retirement benefit and other contingent liabilities to which the Borrower may be subject, and

(x) The Bank shall have received an opinion of counsel to the Borrower addressing such matters relating to the Borrower and this transaction as the Bank may reasonably request.

(b) Conditions to All Advances. The Bank's obligation to make any advance under the
Loan is subject to the conditions that as of the date of such advance:

(i) Each of the representations and warranties of the Borrower contained in this Letter Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Letter Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such advance;

(ii) No Event of Default or event which with the passage of time, the giving of notice or both would constitute an Event of Default shall have occurred and be continuing; and

(iii) No material adverse change shall have occurred in the business, properties, assets, operations, condition (financial or otherwise), results of operations or prospects of the Borrower.

10. Additional Provisions. The Bank will not be obligated to make any advance under the Line of Credit if any Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

Prior to execution of the final Loan Documents, the Bank may terminate this Letter Agreement if a material adverse change occurs with respect to the Borrower, any collateral for the Loan or any other person or entity connected in any way with the Loan, or if the Borrower fails to comply with any of the terms and conditions of this Letter Agreement, or if the Bank reasonably determines that any of the conditions cannot be met.

This Letter Agreement is governed by the laws of the Commonwealth of Pennsylvania. No modification, amendment or waiver of any of the terms of this Letter Agreement, nor any consent to any departure by the Borrower therefrom, will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. When accepted, this Letter Agreement and the other Loan Documents will constitute the entire agreement between the Bank and the Borrower concerning the Loan, and shall replace all prior understandings, statements, negotiations and written materials relating to the Loan.

The Bank will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any person or entity, including the Borrower, as a result of this Letter Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of proceeds of the Loan.

THE BORROWER AND THE BANK IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE ARISING OUT OF THIS LETTER AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED IN ANY OF SUCH DOCUMENTS AND ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY. .

If and when a loan closing occurs, this Letter Agreement (as the same may be amended from time to time) shall survive the closing and will serve as our loan agreement throughout the term of the Loan.

To accept these terms, please sign the enclosed copy of this Letter Agreement as set forth below and the Loan Documents and return them to the Bank by October 19, 2012, or this Letter Agreement may be terminated at the Bank's option without liability or further obligation of the Bank.

Thank you for giving PNC Bank this opportunity to work with your business. We look forward to other ways in which we may be of service to your business or to you personally.

Very truly yours,

ACCEPTANCE

With the intent to be legally bound hereby, the above terms and conditions are hereby agreed to and accepted as of this 19th day of October, 2012.

BORROWER:

INDEPENDENT BANK CORP.

EXHIBIT A
TO LETTER AGREEMENT DATED OCTOBER 19, 2012

A.	FINANCIAL REPORTING COVENANTS: The Borrower will deliver to the Bank:
(1) Financial Statements for its fiscal year, within ninety (90) days after each fiscal year end, certified without qualification, prepared on an audited basis by a certified public accountant acceptable to the Bank, together with the report of such certified public accountant

(2) Unaudited Financial Statements for the Borrower's first, second and third fiscal quarters within forty-five (45) days after the end of each fiscal quarter, together with year-to-date and comparative figures for the corresponding periods of the prior year, certified as true and correct by Borrower's chief financial officer or treasurer.

(3) With each delivery of Financial Statements (a) a certificate of the Borrower's chief financial officer or treasurer as to the Borrower's compliance with the financial covenants set forth below, if any, for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take, and (b) duly executed copies of the Borrower's then current FR Report Y-9C and FR Report Y-9LP, and a duly executed copy of the then current Call Report for each Financial Institution Subsidiary. The above-referenced certificate shall set forth all detailed calculations necessary to demonstrate such compliance.

"Financial Statements" means the consolidated balance sheet and statements of income and cash flows prepared in accordance with generally accepted accounting principles in effect from time to time ("GAAP") applied on a consistent basis (subject in the case of interim statements to normal year-end adjustments).

B.     FINANCIAL COVENANTS:

(1) The Borrower will maintain on a consolidated basis at all times, on a rolling four quarter basis, a Return on Average Assets of at least 0.75%.

(2) The Borrower and Borrower's Financial Institution Subsidiaries will maintain at all times, on a consolidated basis, (i) Total Risk-Based Capital Ratio, (ii) Tier I Risk-Based Capital Ratio and (iii) Tier I Leverage Ratio, each as determined by any governmental authority having supervisory authority over the Borrower and each of the Borrower's Financial Institution Subsidiaries at levels considered "well capitalized" (as defined by such governmental authority) and in no event shall such ratios maintained by the Borrower and the Borrower's Financial Institution Subsidiaries, on a consolidated basis be:

(a)    In the case of the Total Risk Based Capital Ratio, less than 11.00%;

(b) In the case of the Tier 1 risk-Based Capital Ratio, less than 9.00%; and

(c)     In the case of the Tier l Leverage Ratio, less than 7.00%.

(3)     The Borrower shall maintain at all times, on a consolidated basis, a Texas
Ratio of not more than 45%.

(4)     The Borrower will maintain at all times unencumbered cash and marketable securities of at least $11,000,000.

As used herein:

"Call Report" means, for the Borrower's Financial Institution Subsidiaries, on a consolidated basis, the "Consolidated Reports of Condition and Income" (FFIEC Form 031 or Form 041), or any successor form promulgated by the FFIEC.
"FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.
"FFIEC" means the Federal Financial Institutions Examination Council, or any successor thereto.

"Financial Institution Subsidiary" means Rockland Trust Company and each other banking subsidiary of the Borrower, whether existing or hereafter formed or acquired, that is a regulated financial institution.

"FRB" shall mean the Board of Governors of Federal Reserve System, or any agency succeeding to any of its principal functions.

"Governmental Guaranty" means any guaranty or other agreement by which (a) the FDIC or FRB agrees to indemnify the Borrower or a Financial Institution Subsidiary, or any of its subsidiaries, for any loss related to any asset of the Borrower, such Financial Institution Subsidiary or such subsidiary, from the FDIC, and (b) any agency not described in clause (a) of the federal government of the United States of America which agrees to indemnify the Borrower, a Financial Institution Subsidiary, or any of its subsidiaries for any loss related to any asset of the Borrower, such Financial Institution Subsidiary or any of its subsidiaries and which indemnity is backed by the full faith and credit of the federal government of the United States of America.

"Loan and Lease Allowance" means, as of any date of determination, as determined on a consolidated basis for the Borrower, each Financial Institution Subsidiary and its subsidiaries and in accordance with GAAP, the aggregate amount of the allowance for loan and lease losses of the Borrower, each Financial Institution Subsidiary and its subsidiaries, on a consolidated basis, as reported on the Regulatory Capital Schedule of their respective Call
Report applicable to such period

"Non-Performing Assets" means, at any date, as determined on a consolidated basis for the Borrower, each Financial Institution Subsidiary and its subsidiaries and in accordance with GAAP, the aggregate amount of (a) all non-accrual loans and leases (net of the amount (without duplication) payable to the Borrower, such Financial Institution Subsidiary and/or its subsidiaries with respect to such asset pursuant to any Governmental Guaranty), (b) all loans and/or leases that are ninety (90) days or more past due and that are still accruing interest (net of the amount (without duplication) payable to the Borrower, such Financial Institution Subsidiary and/or its subsidiaries with respect to such asset pursuant to any Governmental Guaranty), (c) all other real estate owned (OREO (as defined by the OCC)) (net of the amount (without duplication) payable to the Borrower, such Financial Institution Subsidiary and/or its subsidiaries with respect to such asset pursuant to any Governmental Guaranty), (d) all other repossessed assets (net of the amount (without duplication) payable to the Borrower, such Financial Institution Subsidiary and/or its subsidiaries with respect to such asset pursuant to any Governmental Guaranty), (e) all loans that were restructured in troubled debt restructurings (net of the amount (without duplication) payable to the Borrower, such Financial Institution Subsidiary and/or its subsidiaries with respect to such asset pursuant to any Governmental Guaranty) and (f) all non-accrual investment securities.

"OCC" means the Office of the Comptroller of the Currency, or any agency succeeding to any of its principal functions.

"Return on Average Assets" means a Return on Average Assets for the Borrower, on a consolidated basis, current and the three fiscal quarters immediately preceding the current fiscal quarter, aggregated and divided by four (4). For purposes of calculating the Return on Average Assets for the four fiscal quarters described above, Return on Average Assets for each fiscal quarter is determined by dividing (i) the sum of: (a) the Borrower's net income, determined on a consolidated basis, for such fiscal quarter as set on the Borrower's SEC filing for such fiscal quarter plus (b) merger and acquisition costs as incurred by Borrower during such fiscal quarter in connection with the Borrower's acquisition of Central Bancorp, Inc. ("Central Bancorp") (on an aftertax basis), provided that such merger and acquisition costs shall not exceed $8,000,000 in the aggregate on a pre-tax basis, for the current and preceding three fiscal quarters, by (ii) the Borrower's average total assets for such fiscal quarter, as determined on a consolidated basis.

"Texas Ratio" means the ratio (expressed as a percentage rounded to two decimal places) of (a) Non-Performing Assets to (b) (i) the aggregate amount of total equity capital of the Borrower on a consolidated basis, as at the date of determination, plus (ii) the Loan and Lease Allowance as at the date of determination, minus (iii) the aggregate amount of all goodwill and other intangible assets of the Borrower on a consolidated basis as at the date of determination.

"Tier One Leverage Ratio" means Tier One Risk Based Capital Ratio as defined by the Office of Comptroller of the Currency, Federal Deposit Insurance Corporation and/or FRB rules, regulations or guidelines.

"Tier One Risk Based Capital Ratio" means Tier One Risk Based Capital Ratio as defined by the Office of Comptroller of the Currency, Federal Deposit Insurance Corporation and/or FRB rules, regulations or guidelines.

"Total Risk Based Capital Ratio" means Total Risk Based Capital Ratio as defined by the Office of Comptroller of the Currency, Federal Deposit Insurance Corporation and/or FRB rules, regulations or guidelines.

All of the above financial covenants shall be computed and determined in accordance with
GAAP applied on a consistent basis (subject to normal year-end adjustments).

C.     NEGATIVE COVENANTS:

(1) The Borrower will not create, assume, incur or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property under conditional sales or other title retention agreements; provided, however, that the foregoing restrictions shall not prevent the Borrower from:
-

(a) incurring liens for taxes, assessments or governmental charges or levies which shall not at the time be due and payable or can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which it has created adequate reserves;

(b) making pledges or deposits to secure obligations under workers' compensation laws or similar legislation; or

(c)     granting liens or security interests in favor of the Bank.

(2) The Borrower will not create, incur, guarantee, endorse (except endorsements in the course of collection), assume or suffer to exist any indebtedness, except:

(a)    indebtedness to the Bank;

(b)      open account trade debt incurred in the ordinary course of business and not past due;

(c)     unsecured indebtedness in an aggregate principal amount not to exceed
$5,000,000 at any one time; or

(d)     unsecured indebtedness as listed on Exhibit B.

(3) The Borrower will not liquidate, or dissolve or sell, lease, transfer or otherwise dispose of all or any substantial part of its property or assets, whether now owned or hereafter acquired.

(4) The Borrower will not, and will not permit any subsidiary thereof to, (a) merge or consolidate with any person, firm, corporation or other entity, or (b) make acquisitions (including without limitation, equity investments and acquisitions of stock or other assets) of all or substantially all of the property or assets of any person, firm, corporation or other entity. Notwithstanding the foregoing, the Borrower may, or may permit a subsidiary thereof to, (y) merge or consolidate with another person, firm, corporation or other entity or (z) acquire all or substantially all of the property or assets of any person, firm, corporation or other entity (including without limitation equity investments and acquisitions of stock or other assets), provided that, (i) the aggregate fair market value of the assets (including stock) acquired in such investment, acquisition or merger, taken together with the aggregate fair market value of the property or assets acquired in all investments, acquisitions or mergers consummated by the Borrower or its subsidiaries since October 19, 2012, does not exceed fifteen percent (15%) of the Borrower's consolidated total assets as set forth in the Borrower's regulatory financial statements and reports most recently delivered to the Bank pursuant to Section A(3)(b) of this Exhibit A to this Letter Agreement and (ii) the Borrower or its subsidiary, as the case may be, is the surviving entity after giving effect to any such merger, acquisition or investment to which it is a party, (iii) the merger, investment and/or acquisition has been consummated in accordance with applicable law and approved by each governmental authority having regulatory powers over the Borrower and its subsidiaries and (iv) no Event of Default or event which with the giving of notice or passage of time shall constitute an Event of Default, shall exist either immediately prior to the date of such merger, acquisition or investment or after giving effect to such merger, acquisition or investment.

(5) The Borrower will not make or have outstanding any loans or advances to or otherwise extend credit to any person, firm, corporation or other entity, except (i) for a one time loan or advance in a principal amount not to exceed $10,000,000 made by the Borrower to Central Bancorp to fund the redemption by Central Bancorp of its senior preferred stock issued by Central Bancorp to the U.S. Department of the Treasury in connection with the receipt of Tier 1 capital by Central Bancorp through the Small Business Lending Fund (the "SBLF Redemption Loan"), provided, that the acquisition by the Borrower of Central Bancorp is consummated immediately following the making of the SBLF Redemption Loan and (ii) in the ordinary course of business.

(7) The Borrower will not enter into or carry out any transaction (including purchasing property or services from or selling property or services to any affiliate of the Borrower) unless such transaction is not otherwise prohibited by this Letter Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Bank, and is in accordance with all applicable law.

EXHIBIT B
TO LETTER AGREEMENT DATED OCTOBER 19,2012

6(e) Litigation. Describe pending and threatened litigation, investigations, proceedings, etc. below:

None

6(h) Title to Assets. Describe additional liens and encumbrances below:

None

(C)(2) Permitted Indebtedness.

1. Capital Trust V Preferred Securities were issued in connection with the issuance of variable rate (LIBOR + 1.48%) capital securities due in 2037, which are callable in March 2012. The Borrower unconditionally guarantees all obligations under these trust preferred securities, which remain outstanding in the principal amount of$51,547,000, as the date of the Letter Agreement.

2. Slades Ferry Trust I Preferred Securities were issued in connection with the issuance of variable rate (LIBOR + 2.79%) capital securities due in 2034, which are callable quarterly until maturity. The Borrower unconditionally guarantees all obligations under these trust preferred securities, which outstanding in the principal amount of$10,310,000, as of the date of the Letter Agreement.

3. Following the consummation of the acquisition of Central Bancorp by the Borrower, the Borrower shall become the guarantor of the obligations of Central Bancorp Capital Trust I ("Trust I"). On September 16, 2004, Trust I issued and sold $5,100,000 of trust preferred securities, and $158,000 of trust common securities, and used the proceeds of those sales to acquire $5,300,000 of Central Bancorp, Inc.'s floating rate junior subordinated debentures due December 31, 2034 which debentures constitute the sole asset of Trust I.

4. Following the consummation of the acquisition of Central Bancorp by the Borrower, the Borrower shall become the guarantor of the obligations of Central Bancorp Statutory Trust II ("Trust II"). On January 31, 2007, Trust II issued trust preferred securities in the amount of
$5,900,000 and trust common securities of$183,000 and used the proceeds to acquire $6,100,000 of

Central Bancorp, Inc.'s floating rate junior subordinated debentures due March 15, 2037 which constitute the sole asset of Trust II.

Committed Line Of Credit Note

$20,000,000.00 October 19, 2012

FOR VALUE RECEIVED, INDEPENDENT BANK CORP. (the "Borrower"), with an address at 288 Union Street, Rockland, Massachusetts 02370, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, or at such other location as the Bank may designate from time to time, the principal sum of Twenty Million and 00/100
DOLLARS ($20,000,000.00) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1. Advances. The Borrower may request advances, repay and request additional advances hereunder until the Expiration Date (as defined in the Letter Agreement referred to below), subject to the terms and conditions of this Note and the Loan Documents (as hereinafter defined). The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. The Borrower may request advances hereunder upon giving oral or written notice to the Bank by 11:00 a.m. (Pittsburgh, Pennsylvania time) (a) on the day of the proposed advance, in the case of advances to bear interest under the Base Rate Option (as hereinafter defined) and (b) three (3) Business Days prior to the proposed advance, in the case of advances to bear interest under the LIBOR Option (as hereinafter defined), followed promptly thereafter by the Borrower's written confirmation to the Bank of any oral notice. The aggregate unpaid principal amount of advances under this Note shall not exceed the face amount of this Note.

To the extent the Borrower elects to convert a portion of the outstanding advances hereunder in an aggregate principal amount not to exceed $10,000,000 into a term loan pursuant to Section I of the Letter Agreement (the "Converted Advances"), on the Conversion Date (as defined in the Letter Agreement), the Converted Advances shall convert to an amortizing term loan payable as set forth below.

2.     Rate of Interest. Each advance outstanding under this Note will bear interest at a rate or rates per annum as may be selected by the Borrower from the interest rate options set forth below (each, an "Option"):

(i) Base Rate Option. A rate of interest per annum which is at all times equal to (A) the Base Rate plus (B) one hundred (100) basis points (1.0%). If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any advance to which the Base Rate Option applies will change automatically without notice to the Borrower, effective on the date of any such change. There are no required minimum interest periods for advances bearing interest under the Base Rate Option.

(ii) LIBOR Option. A rate per annum equal to (A) LIBOR plus (B) One hundred sixty (160) basis points (1.60%), for the applicable LIBOR Interest Period.

For purposes hereof, the following terms shall have the following meanings:

"Base Rate" shall mean the highest of (A) the Prime Rate, and (B) the sum of the Federal Funds Open Rate plus fifty (50) basis points (0.50%), and (C) the sum of the Daily LIBOR Rate plus one hundred (I 00) basis points (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.

"Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania.

"Daily LIDOR Rate" shall mean, for any day, the rate per annum determined by the Bank by dividing (x)
the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage.

"Federal Funds Open Rate" shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Bank (an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Federal Funds Open Rate without notice to the Borrower.

"LIBOR" shall mean, with respect to any advance to which the LIBOR Option applies for the applicable LIBOR Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank's discretion, to the nearest 1/100th of 1%) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such LIBOR Interest Period for an amount comparable to such advance and having a borrowing date and a maturity comparable to such LIBOR Interest Period by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.

"LIBOR Interest Period" shall mean, as to any advance to which the LIBOR Option applies, the period of one (1), two (2), three (3) or six (6) months as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, commencing on the date of disbursement of an advance (or the date of conversion of an advance to the LIBOR Option, as the case may be) and each successive period selected by the Borrower thereafter; provided that, (i) if a LIBOR Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the LIBOR Interest Period shall end on the next preceding Business Day, (ii) the Borrower may not select a LIBOR Interest Period that would end on a day after the Expiration Date and (iii) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such LIBOR Interest Period) shall end on the last Business Day of the last calendar month of such LIBOR Interest Period, provided, further that to the extent that the Borrower has elected to convert the Converted Advances into a term Joan in accordance with the terms of the Letter Agreement and this Note, from and after the Conversion Date the Borrower may elect the LIBOR Option to apply to any amount of such Converted Advances subject to the foregoing clauses (i) and (iii) but the Borrower may not select a LIBOR Interest Period that would end on a day after the Maturity Date (as defined below).

"LIBOR Reserve Percentage" shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

"Option" shall mean collectively, the LIBOR Option and the Base Rate Option.

"Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

"Published Rate" shall mean the rate of interest published each Business Day in the Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Bank).

LIBOR and the Daily LIBOR Rate shall be adjusted with respect to any advance to which the LIBOR Option or Base Rate Option applies, as applicable, on and as of the effective date of any change in the LIBOR Reserve Percentage. The Bank shall give prompt notice to the Borrower of LIBOR or the Daily LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining LIBOR, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of the LIBOR Option shall be suspended, and (b) the interest rate for all advances then bearing interest under the LIBOR Option shall be converted at the expiration of the then current LIBOR Interest Period(s) to the Base Rate Option.

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable Jaw, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of Jaw) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on LIBOR, the Bank shall notify the Borrower. Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of the LIBOR Option shall be suspended, and (b) the interest rate on all advances then bearing interest under the LIBOR Option shall be converted to the Base Rate Option either (i) on the last day of the then current LIBOR Interest Period(s) if the Bank may lawfully continue to maintain advances based on LIBOR to such day, or (ii) immediately if the Bank may not lawfully continue to maintain advances based on LIBOR.

The foregoing notwithstanding, it is understood that the Borrower may select different Options to apply simultaneously to different portions of the advances and may select up to three (3) different interest periods to apply simultaneously to different portions of the advances bearing interest under the LIBOR Option. Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

3. Interest Rate Election. Subject to the terms and conditions of this Note, at the end of each interest period applicable to any advance, the Borrower may renew the Option applicable to such advance or convert such advance to a different Option; provided that, during any period in which any Event of Default (as hereinafter defined) has occurred and is continuing, any advances bearing interest under the LIBOR Option shall, at the Bank's sole discretion, be converted at the end of the applicable LIBOR Interest Period to the Base Rate Option and the LIBOR Option will not be available to Borrower with respect to any new advances (or with respect to the conversion or renewal of any existing advances) until such Event of Default has been cured by the Borrower or waived by the Bank. The Borrower shall notify the Bank of each election of an Option, each conversion from one Option to another, the amount of the advances then outstanding to be allocated to each Option and where relevant the interest periods therefor. In the case of converting to the LIBOR Option, such notice shall be given at least three (3) Business Days prior to the commencement of any LIBOR Interest Period. If no interest period is specified in any such notice for which the resulting advance is to bear interest under the LIBOR Option, the Borrower shall be deemed to have selected a LIBOR Interest Period of one month's duration. If no notice of election, conversion or renewal is timely received by the Bank with respect to any advance, the Borrower shall be deemed to have elected the Base Rate Option. Any such election shall be promptly confirmed in writing by such method as the Bank may require.

4. Advance Procedures. A request for advance made by telephone must be promptly confirmed in writing by such method as the Bank may require. The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, the interest rate and interest period applicable thereto, as well as the date and amount of each payment.

5. Payment Terms. The Borrower shall pay accrued interest on the unpaid principal balance of this Note, in arrears: (a) for the portion of advances bearing interest under the Base Rate Option, on the first day of each month during the term hereof, (b) for the portion of advances bearing interest under the LIBOR Option, on the last day of the respective LIBOR Interest Period for such advance, (c) if any LIBOR Interest Period is longer than three (3) months, then also on the three (3) month anniversary of such interest period and every three (3) months thereafter, and (d) for all advances, on the Conversion Date and at maturity, whether by acceleration of this Note or otherwise, and after maturity, on demand until paid in fulL All outstanding principal (other than the Converted Advances) and all accrued interest hereunder (including accrued interest on the principal amount of the Converted Advances) shall be due and payable in full on the Expiration Date. From and after the Conversion Date, the principal amount of the Converted Advances shall be due and payable in eleven (11) equal consecutive monthly installments, each of which shall be in an amount determined by dividing the amount of the aggregate principal amount of the Converted Advances on the Conversion Date by twelve (12), and continuing on the last day of each month thereafter until the first anniversary of the Conversion Date (the "Maturity Date"), at which time a final installment shall be payable in an amount equal to the remaining outstanding principal balance hereunder. All outstanding principal of the Converted Advances and accrued interest thereon shall be due and payable in full on the Maturity Date.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the Jaws of the State wh<;re the Bank's office indicated above is located, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

6. Late Payments: Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the "Late Charge"). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank's option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, each advance outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be two percentage points (2%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purposes of defraying the Bank's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank's exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a Joan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

7. Prepayment. The Borrower shall have the right to prepay any advance hereunder at any time and from time to time, in whole or in part; subject, however, to payment of any break funding indemnification amounts owing pursuant to paragraph 8 below and provided, that each partial reduction shall be in minimum amounts of
$1,000,000.00 or a multiple integral thereof.

8.     Increased Costs; Yield Protection.     On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility. "Change in Law" means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel ill, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

9. Other Loan Documents. This Note is issued in connection with a Letter Agreement between the Borrower and the Bank, dated as of the date hereof (the "Letter Agreement"), and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the "Loan Documents"), and is secured by the property (if any) described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

10.     Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurence of any event of default or any default and the lapse of any notice or cure period, or any Obligor's failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of any Obligor to the Bank; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten (10) days of the entry thereof; (viii) any material adverse change in any Obligor's, or the Obligor and its subsidiaries taken as a whole, business, assets, operations, financial condition or results of operations; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; (xi) a Change of Control; (xii) if this Note or any guarantee executed by any Obligor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the Bank's opinion at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated below that required pursuant to the Loan Documents or, if no specific value is so required, then in an amount deemed material by the Bank; (xiii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; (xiv) any governmental authority makes an application to vacate any Obligor's or any Financial Institution Subsidiary's

charter or designates and appoints a liquidator or receiver to take charge of any Obligor's or any Financial Institution Subsidiary's assets and affairs; (xv) the Federal Deposit Insurance Corporation (FDIC) notifies any

Obligor or any Financial Institution Subsidiary of its intent to terminate such Obligor's or such Financial Institution Subsidiary's status as an insured bank; (xvi) the FDIC or any other federal or state regulatory authority issues a cease and desist order or takes other action of a disciplinary or remedial nature against any Obligor or any subsidiary and such order or other action could reasonably be expected to have a material adverse effect on the business, assets, operations, financial condition or results of operations of the Obligor or the Obligor and its subsidiaries taken as a whole; or (xvii) with respect to any Financial Institution Subsidiary, the occurrence of any event that is grounds for the required submission of a capital restoration plan under 12 U.S.C. Section 1831o(e)(2) and the regulations thereunder. As used herein, (a) the term "Obligor" means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower's obligations to the Bank existing on the date of this Note or arising in the future, and (b) the term "Change of Control" means an event or series of events by which any person, or any two or more persons acting in concert, acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the outstanding shares of voting stock of the Borrower (or other securities convertible into such voting stock).

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank's option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank's option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

11. Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower's money, securities or other property given to the Bank by Jaw, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower's right, title and interest in and to, all of the Borrower's deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

12. Anti-Monev Laundering/International Trade Law Compliance. The Borrower represents and warrants to the Bank, as of the date of this Note, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Facility are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws. Borrower covenants and agrees that it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event.

As used herein: "Anti-Terrorism Laws" means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; "Compliance Authority" means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; "Covered Entity" means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; "Reportable Compliance Event" means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; "Sanctioned Country" means a country subject to a sanctions program maintained by any Compliance Authority; and "Sanctioned Person" means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

13. Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the "Indemnified Parties"), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

14. Miscellaneous.    All notices, demands, requests, consents, approvals and other communications required or permitted hereunder ("Notices") must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party's address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank's action or inaction impair any such right or power. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the BO!Tower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this

Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment The Borrower also waives all defenses based on suretyship or impairment of collateraL If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank's written consent and the Bank at any time may assign this Note in whole or in part.

This Nate has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents tc the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank's office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

15. USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

16. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY A.o"<'D ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

'WITNESS the due execution hereof as a document under seal, as of the date first "written above, with the intent to be legally bound hereby.